UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 21, 2013

(Date of earliest event reported)

JDS Uniphase Corporation

(Exact name of registrant as specified in its charter)

Delaware	00-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On August 21, 2013, in connection with a previously announced private offering, JDS Uniphase Corporation (“JDSU”) issued $650 million aggregate principal amount of 0.625% Senior Convertible Debentures due 2033 (the “Notes”), which amount includes $75 million aggregate principal amount of Notes issued pursuant to the initial purchasers’ exercise in full of their option to purchase additional Notes. The Notes were issued pursuant to an Indenture, dated August 21, 2013 (the “Indenture”), between JDSU and Wells Fargo Bank, National Association, as trustee.

The sale of the Notes generated net proceeds of approximately $636 million after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by JDSU. JDSU used $100 million of the net proceeds from the offering to repurchase shares of its outstanding common stock in privately negotiated transactions effected through one of the initial purchasers as JDSU’s agent concurrently with the offering. JDSU expects to use the remaining net proceeds for general corporate purposes, including potential strategic transactions.

The Notes mature on August 15, 2033, unless earlier converted, redeemed or repurchased. The Notes are JDSU’s general senior unsecured obligations and rank equal in right of payment with all of JDSU’s existing and future unsecured, unsubordinated indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Notes.

JDSU will pay interest on the Notes at an annual rate of 0.625% payable in cash semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2014. The holders of the Notes may convert the Notes into cash and shares of JDSU common stock, if any, based upon an initial conversion rate of 53.1067 shares of JDSU common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $18.83 per share of JDSU common stock, representing an approximately 40% conversion premium based on the closing price of $13.45 per share of JDSU common stock on August 15, 2013), subject to adjustment as provided for in the Indenture.

The Notes may be converted at any time on or prior to the close of business on the business day immediately preceding February 15, 2033, and other than during the period from, and including, February 15, 2018 until the close of business on the business day immediately preceding August 20, 2018, in multiples of $1,000 principal amount, at the option of the holder only under the following circumstances: (i) on any date during any calendar quarter beginning after December 31, 2013 (and only during such calendar quarter) if the closing price of JDSU common stock was more than 130% of the then current conversion price for at least 20 trading days during the 30 consecutive trading-day period ending on the last trading day of the previous calendar quarter, (ii) if the Notes are called for redemption, (iii) upon the occurrence of specified corporate events, (iv) if JDSU is party to a specified transaction, a fundamental change or a make-whole fundamental change (each as defined in the Indenture), or (v) during the five consecutive business-day period immediately following any 10 consecutive trading-day period in in which the trading price per $1,000 principal amount of the Notes for each day of such 10 consecutive trading-day period was less than 98% of the product of the closing sale price of JDSU common stock and the applicable conversion rate on such date. During the periods from, and including, February 15, 2018 until the close of business on the business day immediately preceding August 20, 2018 and from, and including, February 15, 2033 until the close of business on the business day immediately preceding the maturity date, holders of the Notes may convert the Notes regardless of the circumstances described in the immediately preceding sentence. Notwithstanding the foregoing, the conversion of the Notes into shares of common stock, if any, is subject to certain daily share cap limitations, as described in the Indenture, in order to comply with the listing standards of The NASDAQ Global Select Market.

JDSU may, at its option, redeem all or a portion of the Notes for cash at any time on or after August 20, 2018, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Holders of the Notes may require JDSU to repurchase all or a portion of the Notes on each of August 15, 2018, August 15, 2023 and August 15, 2028, or upon the occurrence of a fundamental change (as defined in the Indenture), in each case, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

JDSU offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. JDSU relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of the 0.625% Senior Convertible Debentures due 2033, filed as Exhibit 4.1 and Exhibit 4.2, respectively hereto and incorporated herein by reference.

Neither the Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 1.02      Termination of a Material Definitive Agreement.

As previously reported by JDSU in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2013, following the completion of the sale of the Notes, JDSU voluntarily terminated its Credit Agreement by and among JDSU, as borrower, certain lenders and JPMorgan Chase Bank, N.A., as administrative Agent (the “Agent”), pursuant to its previously provided written notice of termination delivered to the Agent on August 15, 2013. No amounts were outstanding under the Credit Agreement at the time of termination.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01      Other Events.

As set forth in Item 1.01 of this Current Report, contemporaneously with the closing of the offering of Notes, JDSU used approximately $100 million of the net proceeds from the offering to repurchase 7,434,944 shares of its common stock from purchasers of the Notes in privately negotiated transactions effected through one of the initial purchasers as JDSU’s agent.

On August 21, 2013, JDSU issued a press release announcing the completion of the Notes offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 21, 2013, between JDS Uniphase Corporation and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 0.625% Senior Convertible Debentures due 2033

99.1	Press release issued by JDS Uniphase Corporation on August 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2013	JDS Uniphase Corporation

	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of August 21, 2013, between JDS Uniphase Corporation and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 0.625% Senior Convertible Debentures due 2033

99.1	Press release issued by JDS Uniphase Corporation on August 21, 2013